FOR IMMEDIATE RELEASE
ADVANCED EMISSIONS SOLUTIONS ANNOUNCES LEADERSHIP TRANSITIONS
HIGHLANDS RANCH, Colorado, June 1, 2015- Advanced Emissions Solutions, Inc. (OTC: ADES) (the "Company" or "ADES") today announced strategic executive transitions in key accounting, financial and legal leadership roles.

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A. Bradley Gabbard, the Company’s current Chief Financial Officer (“CFO”), will end his assignment on June 12, 2016 at the conclusion of his one-year agreement. Greg Marken, the Company’s current Director of SEC Reporting and Technical Accounting, will be promoted to Chief Accounting Officer and will assume all of Mr. Gabbard’s accounting responsibilities as of June 12, 2016. L. Heath Sampson, President and Chief Executive Officer of the Company, will assume Mr. Gabbard’s other principal financial officer responsibilities. Mr. Gabbard will remain a director of the Company and is included on the 2016 Board of Directors slate.

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Christine B. Amrhein, the Company’s current General Counsel and Secretary, plans to step down effective August 1, 2016. During a transitional period between now and her departure, Ms. Amrhein will focus her efforts on transitioning her current legal responsibilities to Ted Sanders, current Corporate Counsel of ADES, and her Secretary duties will transition to Mr. Marken, who was appointed to such position by the Board, effective August 1, 2016.

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Ronald Hanson the Company’s current Vice Presidents of Operations and Equipment was promoted to Senior Vice President Operations of ADA-ES, Inc., a wholly-owned subsidiary of ADES, effective June 12, 2016. Messrs. Hanson and Mr. Marken were designated officers of ADES for the purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended.

Mr. Sampson stated: “I’d like to thank both Brad and Christine for the significant contributions they made in helping our Company become current with our financial filings and in assisting us in the development of our more focused strategic direction. I’d also like to congratulate Greg, Ted and Ron on their new leadership roles. We have the right team in place to execute against our strategic priorities, and I am looking forward to working with all three of them as they take on broader responsibilities.”

About Advanced Emissions Solutions, Inc.
Advanced Emissions Solutions, Inc. serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA-ES, Inc. (“ADA”) supplies Activated Carbon Injection (“ACI”) systems for mercury control, Dry Sorbent Injection (“DSI”) systems for acid gases, and technology services and other offerings in support of our customers’ emissions compliance strategies. ADA’s M-ProveTM technology, which reduces emissions of mercury and other metals from PRB coal, is applied directly to coal at power plants, or offered through a licensing agreement with Arch Coal for application at their mines. In addition, we are developing technologies to advance cleaner energy, including CO2 emissions control technologies through projects funded by the U.S. Department of Energy (“DOE”) and industry participants.

Clean Coal Solutions, LLC (“CCS”), is a 42.5% owned joint venture by ADA that provides ADA’s patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions of NOx and mercury from coals in cyclone boilers and ADA’s patent pending M-45™ and M-45-PC™ technologies for Circulating Fluidized boilers and Pulverized Coal boilers respectively.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding the success of our strategic plans, changes to our leadership and the timing thereof, Mr. Gabbard’s continued role as a director of the Company, Ms. Amrhein’s efforts during her transition period and related matters. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to regulatory, economic or market conditions that may impact the strategic plans and business transformation of the Company, changes in leadership or key personnel and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (“SEC”). You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Contact:
Alpha IR Group
Nick Hughes or Chris Hodges
312-445-2870
ADES@alpha-ir.com